Exhibit (a)(1)(D)

ADS NOTICE OF GUARANTEED DELIVERY

TO TENDER AMERICAN DEPOSITARY SHARES

EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS

of

RINKER GROUP LIMITED

Pursuant to the Bidder’s Statement

dated October 30, 2006

by

CEMEX Australia Pty Ltd

an indirect wholly-owned subsidiary of

CEMEX, S.A.B. de C.V.

The Offer will expire at 7 pm (Sydney time) on 27 December 2006 / 3 am (New York time) on 27 December 2006, unless the Offer is extended or the Offer is withdrawn.

THE US DEPOSITARY FOR THE OFFER IS:

Computershare Trust Company, N.A.

BY MAIL: Computershare Trust Company, N.A. CEMEX Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	BY OVERNIGHT DELIVERY: Computershare Trust Company, N.A. CEMEX Voluntary Offer 250 Royall Street Canton, MA 02021

BY FACSIMILE TRANSMISSION: (FOR ELIGIBLE INSTITUTIONS ONLY) (617) 360-6810

RECEIPT OF FACSIMILE MAY BE CONFIRMED ONLY BY TELEPHONE AT THE FOLLOWING NUMBER: (781) 575-2332

DELIVERY OF THIS ADS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE DELIVERY TO THE US DEPOSITARY.

THIS ADS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BELOW) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE ADS LETTER OF TRANSMITTAL.

Subject to the withdrawal rights described in Section 8.9 of the Bidder’s Statement, this ADS Notice of Guaranteed Delivery, or a form substantially equivalent hereto, may be used to accept the offer by CEMEX Australia Pty Ltd (Bidder), a proprietary company organized under the laws of Victoria, Australia and an indirect wholly-owned subsidiary of CEMEX, S.A.B. de C.V. (CEMEX), to acquire all outstanding ordinary shares of Rinker (Rinker Shares), and all outstanding American depositary shares (Rinker ADSs) which each represent an ownership interest in five (5) Rinker Shares and are evidenced by American depositary receipts (ADRs), upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), as described in the Bidder’s Statement, if:

1. ADRs evidencing Rinker ADSs are not immediately available;

2. The procedures for book-entry transfer cannot be completed prior to the end of the Offer Period (as defined in the Bidder’s Statement); or

3. Time will not permit the required documents to be received by Computershare Trust Company, N.A. (the US Depositary) prior to the end of the Offer Period.

This form may be delivered by hand, transmitted via facsimile, or mailed to the US Depositary and must include a guarantee by an Eligible Institution.

In the case of ADSs held through The Depository Trust Company (DTC), this ADS Notice of Guaranteed Delivery must be sent to the US Depositary by a participant in DTC’s system via the book-entry confirmation system.

Bidder intends to enforce all rights that it may have under applicable law against any Eligible Institution that completes this form and fails to deliver the applicable ADSs by the deadline indicated above.

Ladies and Gentlemen:

The undersigned hereby tenders to Bidder, a proprietary company organized under the laws of Victoria, Australia and an indirect wholly-owned subsidiary of CEMEX, upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), as described in the Bidder’s Statement, dated October 30, 2006, receipt of which is hereby acknowledged, the number of Rinker ADSs indicated below (which number shall be all ADSs owned by the undersigned, as required by the terms of the Offer) pursuant to the procedures for guaranteed delivery as described in Section 8.3(d) of the Bidder’s Statement.

Signature(s):	Address(es) (Including Zip Code):

Name(s) of Record Holders:

(Please Type or Print)

Number of ADSs*:	☐ Check if ADSs will be tendered by book-entry transfer.

Account Number:
ADR No(s). (if available/applicable):

Dated:

* Pursuant to the Offer, if the Rinker ADSholder (as defined in the Bidder’s Statement) elects to tender, all Rinker ADSs that the ADSholder owns must be tendered. See Section 8.3(a) of the Bidder’s Statement.

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program (each, an Eligible Institution), hereby guarantees to deliver the ADRs evidencing the Rinker ADSs tendered hereby, in proper form for transfer, or deliver the Rinker ADSs by book-entry transfer to the US Depositary’s account at DTC, together with the ADS Letter of Transmittal properly completed and duly executed (with any required signature guarantees) or, in the case of book-entry transfer, an Agent’s Message (as defined in the ADS Letter of Transmittal), and any other required documents within three New York Stock Exchange trading days after the date hereof.

Name of Firm:	Authorized Signature:

Address (Including ZIP Code):	Name:
(Please Type or Print)

Title:

Dated:
Area Code and Tel No.:

Note: Do not send ADRs evidencing Rinker ADSs with this ADS Notice of Guaranteed Delivery. ADRs evidencing Rinker ADSs should be sent with your ADS Letter of Transmittal.